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As filed with the Securities and Exchange Commission on October 10, 2006

Registration No. 333-61386

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 10
TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVANSTAR, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Code Number)	94-3243499 (I.R.S. Employer Identification Number)

641 Lexington Avenue
New York, NY 10016
(212) 951-6600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Theodore S. Alpert
Vice President-Finance, Chief Financial
Officer & Assistant Secretary
6200 Canoga Avenue, Suite 200
Woodland Hills, CA 91367
(818) 593-5200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Michael Kaplan, Esq.
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        We are filing Post-Effective Amendment No. 10 to Form S-1 in order to update Item 17 ("Undertakings") in Part II of the Registration Statement. Accordingly, Part I of the Registration Statement is omitted in its entirety.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following is an itemization of all estimated expenses incurred or expected to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered hereby.

Item	Amount
SEC Registration Fee	$22,755	*
Printing and Engraving Costs	125,000	*
Trustee Fees	2,500	*
Legal Fees and Expenses	65,000	*
Accounting Fees and Expenses	31,000	*
Miscellaneous	6,500	*

Total	$252,755

*
Previously paid.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article V, Section 1 of the Company's Bylaws provides for indemnification by the Registrant of its directors, officers and employees in all such circumstances to the extent authorized by the Delaware General Corporation Law.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation provides for such limitation of liability.

        In addition, the Company has a directors and officers liability insurance policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

        On August 18, 2003 and September 25, 2003, Advanstar Communications sold $130 million aggregate principal amount of its Second Priority Senior Secured Floating Rate Notes due 2008 and $300 million aggregate principal amount of its 103/4% Second Priority Senior Secured Notes due 2010 to Credit Suisse First Boston LLC, Banc of America Securities LLC and Fleet Securities, Inc.

(collectively, the "August initial purchasers") and Credit Suisse First Boston LLC (the "September initial purchaser"), respectively, in private placements in reliance on Section 4(2) under the Securities Act.

        Te second priority senior secured notes were immediately resold by the August initial purchasers and the September initial purchaser in transactions not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a)
  Exhibits

Exhibit No.	Document
2.1	Agreement and Plan of Merger dated August 14, 2000 among Advanstar, Inc., Advanstar Holdings Corp. (formerly known as Jetman Acquisition Corp.), Junior Jetman Corp. and AHI Advanstar LLC (filed as Exhibit 2.1 to Form 8-K of Advanstar, Inc. filed with the Securities and Exchange Commission on October 6, 2000, and incorporated by reference herein)
2.2
Asset Purchase Agreement among Thomson Healthcare Inc., Global Information Licensing Corporation and Advanstar Communications Inc. dated as of August 22, 2003 (Previously filed as an exhibit to Advanstar, Inc's current report on Form 8-K filed on October 16, 2003 and incorporated by reference herein)
2.2.1
Amendment No. 1 dated October 1, 2003 to the Asset Purchase Agreement dated as of August 22, 2003 among Thomson Healthcare Inc., Global Information Licensing Corporation and Advanstar Communications Inc. (Previously filed as an exhibit to Advanstar, Inc's current report on Form 8-K filed on October 16, 2003 and incorporated by reference herein)
2.3
Asset purchase agreement dated April 2, 2005 between the Company and its subsidiaries and Questex Media Group, Inc. (Previously filed as an exhibit to the Company's Current Report on Form 8-K filed on April 6, 2005 and incorporated by reference herein)
3.1	Certificate of Incorporation of Advanstar, Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)
3.1.1
Certificate of Amendment of the Certificate of Incorporation of Advanstar, Inc. (Previously filed as an exhibit to Advanstar, Inc.'s Quarterly Report on Form 10-Q for June 30, 1999 and incorporated by reference herein)
3.2	By-Laws of Advanstar, Inc. (Previously filed as an exhibit to Advanstar, Inc.'s Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)
3.2.1	Amended and Restated By-Laws of Advanstar, Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No.333-57201) and incorporated by reference herein)
4.1
Indenture, dated as of February 21, 2001 among Advanstar Communications Inc., the Guarantors party thereto and the Trustee (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10-K for 2000 and incorporated by reference herein)

4.2
Indenture dated as of August 18, 2003 among Advanstar Communications Inc., the Guarantors party thereto and the Trustee (Previously filed as an exhibit to Advanstar Communications Inc.'s Registration Statement on Form S-1 (File No. 333-59284) and incorporated by reference herein)
4.3
Intercreditor Agreement dated as of August 18, 2003 among Advanstar Communications Inc., Fleet National Bank, Credit Suisse First Boston and Wells Fargo Bank Minnesota N.A. (Previously filed as an exhibit to Advanstar Communications Inc.'s Registration Statement (File No. 333-109648) and incorporated by reference herein)
4.4	Indenture dated as of February 21, 2001 among Advanstar, Inc. and Trustee (previously filed)
4.4.1	Registration Rights Agreement dated as of February 21, 2001 between Advanstar Inc. and Credit Suisse First Boston Corporation, as Initial Purchaser (Previously filed)
5.1	Opinion of Davis Polk & Wardwell (previously filed)
10.1
Advanstar Holdings Corp. 2000 Management Plan Incentive dated as of October 11, 2000, as amended September 17, 2002, December 10, 2002, April 19, 2005 and September 30, 2005. (Previously filed as an exhibit to the Company's Form 8-K on April 21, 2005 and October 5, 2005 and incorporated by reference herein)+
10.1.1	Form of Award Agreement under Advanstar Holdings Corp. 2000 Management Incentive Plan (filed as an exhibit to the Company's Annual Report on Form 10-K for 2004 and incorporated by reference herein)+
10.2
Advanstar Holdings Corp. Shareholders Agreement dated as of October 11, 2000 (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10-K for 2000 and incorporated by reference herein)
10.2.1
First Amendment and Waiver to Shareholders' Agreement dated as of February 21, 2001 (Previously filed as an Exhibit to Advanstar Communications Inc.'s Registration Statement on Form S-1 (File No. 333-59284) and incorporated by reference herein)
10.2.2
Second Amendment and Waiver to Shareholders' Agreement dated as of April 4, 2001 (Previously filed as an Exhibit to Advanstar Communications Inc.'s Registration Statement on Form S-1 (File No. 333-59284) and incorporated by reference herein)
10.3	Second Amended and Restated Credit Agreement, dated as of May 24, 2006. (filed as an exhibit to the Advanstar Communications Inc. Form 8-K dated May 24, 2006 and incorporated by reference herein).
10.4
Compensation Agreement, effective October 1, 2004, between Advanstar Holdings Corp. and James A. Finkelstein. (Filed as an exhibit to the Company's Annual Report on Form 10-K for 2004 and incorporated by reference herein)+
10.5
Employment Agreement, dated August 14, 2000, between Advanstar, Inc. and James M. Alic (Previously filed as Exhibit 10.2 to Form 10-Q of Advanstar, Inc. filed with the Securities and Exchange Commission on November 14, 2000, and incorporated by reference herein)+
10.5.1
Amendment to Employment Agreement, effective March 1, 2002, between Advanstar, Inc. and James M. Alic (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10-K for 2001 and incorporated by reference herein)+

10.5.2
Amendment to Employment Agreement, effective September 15, 2004, between Advanstar, Inc. and James M. Alic (Filed as an exhibit to the Company's Annual Report on Form 10-K for 2004 and incorporated by reference herein)+
10.5.3
Amendment to Employment Agreement No. 3, effective February 1, 2006, between Advanstar, Inc. and James M. Alic. (Previously filed as an exhibit to Advanstar Communications Inc.'s Current Report on Form 8-K filed on March 27, 2006 and incorporated by reference herein)+
10.6
Employees' 401(k) Plan and Trust, as amended. (Previously filed as an exhibit to Advanstar Communications Inc.'s Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)+
10.7
Letter Agreement dated August 18, 2006 between Advanstar Communications Inc. and Theodore S. Alpert. (filed as an exhibit to the Advanstar Communications Inc. Form 8-K dated August 28, 2006 and incorporated by reference herein)+
10.8
Employment Agreement dated November 21, 2003 between Advanstar, Inc. and Joseph Loggia (Previously filed as an exhibit to Advanstar Communications Inc.'s Registration Statement (File No. 333-109648) and incorporated by reference herein)+
10.8.1
Amended and restated employment agreement by and between Advanstar, Inc., and Joseph Loggia dated April 1, 2005 (Previously filed as an exhibit to Advanstar Communications Inc.'s Current Report on Form 8-K filed on June 28, 2005 and incorporated by reference herein)+
10.9	Direct Investment Plan dated as of October 11, 2000 (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10-K for 2001 and incorporated by reference herein)+
10.10
Advisory Agreement, effective December 10, 2002, between Advanstar, Inc. and Douglas B. Fox (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10-K for 2002 and incorporated by reference herein)+
10.10.1
Letter Agreement by and between Advanstar Holdings Corp., and Douglas B. Fox dated March 6, 2006. (Previously filed as an exhibit to Advanstar Communications Inc.'s Current Report on Form 8-K filed on March 29, 2006 and incorporated by reference herein)+
10.11
Agreement, dated June 29, 2000, between Advanstar Communications Inc. and Ward D. Hewins (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10-K for 2005 and incorporated by reference herein)+
10.12
Agreement, dated February 19, 1999, by and among Advanstar, Inc., Advanstar Communications Inc. and Eric I. Lisman (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10-K for 2002 and incorporated by reference herein)+
10.13
Award Agreement, effective October 1, 2004 between Advanstar Holdings Corp. and James A. Finkelstein (Filed as an exhibit to Advanstar, Inc.'s Annual Report on Form 10-K for 2004 and incorporated by reference herein)+
10.14
Agreement, dated August 1, 2006 between Advanstar Communications Inc. and Nancy Nugent (Filed as an exhibit to Advanstar Communications Inc.'s Registration Statement on Form S-1 and incorporated by reference herein.)+
12.1	Computation of Ratio of Earnings to Fixed Charges (Previously filed)

21.1	Subsidiaries of Advanstar, Inc. (Previously filed as an exhibit to Advanstar, Inc.'s Annual Report on Form 10-K for 2000 and incorporated by reference herein)
23.1	Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP (Previously filed)
24.1	Power of Attorney (included on the signature pages) (Previously filed)
25	Statement of Eligibility of the Trustee on Form T-1 (Previously filed)

+
Denotes management contract or compensatory plan

  (b)
  Financial Statement Schedules

Condensed Balance Sheet—December 31,	2005	2004
	(In thousands)
Cash and cash equivalents	$32	$32

Total current assets	32	32
Investment in subsidiaries	187,804	181,676
Debt issuance costs	513	638

Total assets	$188,349	$182,346

Total current liabilities	5,534	55
Long-term debt	158,605	139,100
Due to affiliate, net	17,623	16,968
Stockholder's equity	6,587	26,223

Total liabilities and stockholder's equity	$188,349	$182,346

	Year Ended
Condensed Statements of Operations
	2005	2004	2003
	(In thousands)
Revenue	$—	$—	$—
Operating loss	(762)	(706)	(676)
Interest expense	(25,002)	(21,233)	(18,050)
Other expense	—	—	—
Provision (benefit) for income taxes	—	—
Equity in losses of subsidiaries	3,960	(45,188)	(51,418)

Net loss	$(21,804)	$(67,127)	$(70,144)

	Year Ended
Condensed Statements of Cash Flow
	2005	2004	2003
	(In thousands)
Cash provided by operating activities	$—	$1	$1
Cash used by investing activities	—	—	(60,000)
Cash provided by financing activities	—	—	60,000
Cash at beginning of year	32	31	30
Cash at end of year	32	32	31

Notes to Condensed Financial Statements

1
Basis of presentation:

In the parent-Company-only financial statements, the Company's investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries, plus additional investment in subsidiaries. Parent-Company-only financial statements should be read in conjunction with the Company's consolidated financial statements.

2
Long-term debt:

Long-term debt consists of the Discount Notes (see Note 6 to the consolidated financial statements—Debt)

Schedule II—Valuation and Qualifying Accounts.

Allowance for doubtful accounts	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deductions(1)	Balance at End of Period
		Additions
Year Ended December 31,
2005	$785,000	$1,406,000	$—	$1,115,000	$1,076,000
2004	838,000	605,000	—	658,000	785,000
2003	859,000	521,000	—	542,000	838,000

(1)
Uncollectible accounts written off.

        All other financial schedules are omitted because they are not applicable or the information is included in the financial statements or related notes.

ITEM 17.    UNDERTAKINGS

  (a)
  The undersigned hereby undertakes:

  (1)
  To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (b)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Advanstar, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on October 10, 2006.

ADVANSTAR, INC.
By:	/s/ TED S. ALPERT
	Name:	Theodore S. Alpert
	Title:	Vice President—Finance, Chief Financial Officer and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JAMES M. ALIC* James M. Alic	Chairman of the Board and Director	October 10, 2006
/s/ JOSEPH LOGGIA* Joseph Loggia	Chief Executive Officer and Director	October 10, 2006
/s/ TED S. ALPERT Theodore S. Alpert	Vice President—Finance, Chief Financial Officer, Assistant Secretary and Principal Accounting Officer	October 10, 2006
/s/ OHSANG KWON* OhSang Kwon	Director	October 10, 2006
/s/ DOUGLAS B. FOX* Douglas B. Fox	Director	October 10, 2006
/s/ CHARLES PIEPER* Charles Pieper	Director	October 10, 2006
/s/ JAMES A. FINKELSTEIN* James A. Finkelstein	Director	October 10, 2006
*By:	/s/ TED S. ALPERT Theodore S. Alpert as attorney in fact

EXHIBIT INDEX

Exhibit No.	Document
2.1	Agreement and Plan of Merger dated August 14, 2000 among Advanstar, Inc., Advanstar Holdings Corp. (formerly known as Jetman Acquisition Corp.), Junior Jetman Corp. and AHI Advanstar LLC (filed as Exhibit 2.1 to Form 8-K of Advanstar, Inc. filed with the Securities and Exchange Commission on October 6, 2000, and incorporated by reference herein)
2.2
Asset Purchase Agreement among Thomson Healthcare Inc., Global Information Licensing Corporation and Advanstar Communications Inc. dated as of August 22, 2003 (Previously filed as an exhibit to Advanstar, Inc's current report on Form 8-K filed on October 16, 2003 and incorporated by reference herein)
2.2.1
Amendment No. 1 dated October 1, 2003 to the Asset Purchase Agreement dated as of August 22, 2003 among Thomson Healthcare Inc., Global Information Licensing Corporation and Advanstar Communications Inc. (Previously filed as an exhibit to Advanstar, Inc's current report on Form 8-K filed on October 16, 2003 and incorporated by reference herein)
2.3
Asset purchase agreement dated April 2, 2005 between the Company and its subsidiaries and Questex Media Group, Inc. (Previously filed as an exhibit to the Company's Current Report on Form 8-K filed on April 6, 2005 and incorporated by reference herein)
3.1	Certificate of Incorporation of Advanstar, Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)
3.1.1
Certificate of Amendment of the Certificate of Incorporation of Advanstar, Inc. (Previously filed as an exhibit to Advanstar, Inc.'s Quarterly Report on Form 10-Q for June 30, 1999 and incorporated by reference herein)
3.2	By-Laws of Advanstar, Inc. (Previously filed as an exhibit to Advanstar, Inc.'s Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)
3.2.1	Amended and Restated By-Laws of Advanstar, Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)
4.1
Indenture, dated as of February 21, 2001 among Advanstar Communications Inc., the Guarantors party thereto and the Trustee (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10-K for 2000 and incorporated by reference herein)
4.2
Indenture dated as of August 18, 2003 among Advanstar Communications Inc., the Guarantors party thereto and the Trustee (Previously filed as an exhibit to Advanstar Communications Inc.'s Registration Statement on Form S-1 (File No. 333-59284) and incorporated by reference herein)
4.3
Intercreditor Agreement dated as of August 18, 2003 among Advanstar Communications Inc., Fleet National Bank, Credit Suisse First Boston and Wells Fargo Bank Minnesota N.A. (Previously filed as an exhibit to Advanstar Communications Inc.'s Registration Statement (File No. 333-109648) and incorporated by reference herein)
4.4	Indenture dated as of February 21, 2001 among Advanstar, Inc. and Trustee (previously filed)
4.4.1	Registration Rights Agreement dated as of February 21, 2001 between Advanstar Inc. and Credit Suisse First Boston Corporation, as Initial Purchaser (Previously filed)
5.1	Opinion of Davis Polk & Wardwell (previously filed)
10.1
Advanstar Holdings Corp. 2000 Management Plan Incentive dated as of October 11, 2000, as amended September 17, 2002, December 10, 2002, April 19, 2005 and September 30, 2005. (Previously filed as an exhibit to the Company's Form 8-K on April 21, 2005 and October 5, 2005 and incorporated by reference herein)+

10.1.1	Form of Award Agreement under Advanstar Holdings Corp. 2000 Management Incentive Plan (filed as an exhibit to the Company's Annual Report on Form 10-K for 2004 and incorporated by reference herein)+
10.2
Advanstar Holdings Corp. Shareholders Agreement dated as of October 11, 2000 (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10- K for 2000 and incorporated by reference herein)
10.2.1
First Amendment and Waiver to Shareholders' Agreement dated as of February 21, 2001 (Previously filed as an Exhibit to Advanstar Communications Inc.'s Registration Statement on Form S-1 (File No. 333-59284) and incorporated by reference herein)
10.2.2
Second Amendment and Waiver to Shareholders' Agreement dated as of April 4, 2001 (Previously filed as an Exhibit to Advanstar Communications Inc.'s Registration Statement on Form S-1 (File No. 333-59284) and incorporated by reference herein)
10.3	Second Amended and Restated Credit Agreement, dated as of May 24, 2006. (filed as an exhibit to the Advanstar Communications Inc. Form 8-K dated May 24, 2006 and incorporated by reference herein).
10.4
Compensation Agreement, effective October 1, 2004, between Advanstar Holdings Corp. and James A. Finkelstein. (Filed as an exhibit to the Company's Annual Report on Form 10-K for 2004 and incorporated by reference herein)+
10.5
Employment Agreement, dated August 14, 2000, between Advanstar, Inc. and James M. Alic (Previously filed as Exhibit 10.2 to Form 10-Q of Advanstar, Inc. filed with the Securities and Exchange Commission on November 14, 2000, and incorporated by reference herein)+
10.5.1
Amendment to Employment Agreement, effective March 1, 2002, between Advanstar, Inc. and James M. Alic (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10-K for 2001 and incorporated by reference herein)+
10.5.2
Amendment to Employment Agreement, effective September 15, 2004, between Advanstar, Inc. and James M. Alic (Filed as an exhibit to the Company's Annual Report on Form 10-K for 2004 and incorporated by reference herein)+
10.5.3
Amendment to Employment Agreement No. 3, effective February 1, 2006, between Advanstar, Inc. and James M. Alic. (Previously filed as an exhibit to Advanstar Communications Inc.'s Current Report on Form 8-K filed on March 27, 2006 and incorporated by reference herein)+
10.6
Employees' 401(k) Plan and Trust, as amended. (Previously filed as an exhibit to Advanstar Communications Inc.'s Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)+
10.7
Letter Agreement dated August 18, 2006 between Advanstar Communications Inc. and Theodore S. Alpert. (filed as an exhibit to the Advanstar Communications Inc. Form 8-K dated August 28, 2006 and incorporated by reference herein)+
10.8
Employment Agreement dated November 21, 2003 between Advanstar, Inc. and Joseph Loggia (Previously filed as an exhibit to Advanstar Communications Inc.'s Registration Statement (File No. 333-109648) and incorporated by reference herein)+
10.8.1
Amended and restated employment agreement by and between Advanstar, Inc., and Joseph Loggia dated April 1, 2005 (Previously filed as an exhibit to Advanstar Communications Inc.'s Current Report on Form 8-K filed on June 28, 2005 and incorporated by reference herein)+

10.9	Direct Investment Plan dated as of October 11, 2000 (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10-K for 2001 and incorporated by reference herein)+
10.10
Advisory Agreement, effective December 10, 2002, between Advanstar, Inc. and Douglas B. Fox (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10-K for 2002 and incorporated by reference herein)+
10.10.1
Letter Agreement by and between Advanstar Holdings Corp., and Douglas B. Fox dated March 6, 2006. (Previously filed as an exhibit to Advanstar Communications Inc.'s Current Report on Form 8-K filed on March 29, 2006 and incorporated by reference herein)+
10.11
Agreement, dated June 29, 2000, between Advanstar Communications Inc. and Ward D. Hewins (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10-K for 2005 and incorporated by reference herein)+
10.12
Agreement, dated February 19, 1999, by and among Advanstar, Inc., Advanstar Communications Inc. and Eric I. Lisman (Previously filed as an exhibit to Advanstar Communications Inc.'s Annual Report on Form 10-K for 2002 and incorporated by reference herein)+
10.13
Award Agreement, effective October 1, 2004 between Advanstar Holdings Corp. and James A. Finkelstein (Filed as an exhibit to Advanstar, Inc.'s Annual Report on Form 10-K for 2004 and incorporated by reference herein) +
10.14
Agreement, dated August 1, 2006 between Advanstar Communications Inc. and Nancy Nugent (Filed as an exhibit to Advanstar Communications Inc.'s Registration Statement on Form S-1 and incorporated by reference herein.) +
12.1	Computation of Ratio of Earnings to Fixed Charges (Previously filed)
21.1	Subsidiaries of Advanstar, Inc. (Previously filed as an exhibit to Advanstar, Inc.'s Annual Report on Form 10-K for 2000 and incorporated by reference herein)
23.1	Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP (Previously filed)
24.1	Power of Attorney (included on the signature pages) (Previously filed)
25	Statement of Eligibility of the Trustee on Form T-1 (Previously filed)

+
Denotes management contract or compensatory plan

QuickLinks

EXPLANATORY NOTE
Part II
Schedule II—Valuation and Qualifying Accounts.
SIGNATURES
EXHIBIT INDEX